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                                                                    EXHIBIT 23.2


MADSEN & ASSOCIATES, CPA's INC.                             684 East Vine St, #3
Certified Public Accountants and Business Consultants       Murray, Utah 84107
                                                          Telephone 801-268-2632
                                                                Fax 801-262-3978


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated March 23, 2004, accompanying the audited financial statements of Vyteris Holdings (Nevada), Inc (formerly Treasure Mountain Holdings, Inc.) at December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows and for the years ended December 31, 2003 and 2002. We consent to the reference to our firm under the caption "Experts" and to the use of those reports in the Registration Statement (Form SB-2 No. 333-120411) and the related Prospectus of Vyteris Holdings (Nevada), Inc. for the registration of 12,500,000 shares of its common stock.

                                            /s/ MADSEN & ASSOCIATES, CPA'S INC.
                                            -----------------------------------

Murray, Utah
September 30, 2005


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